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                                                                     Exhibit 5.1





                         [Letterhead of Proskauer Rose]



                                                  August 23, 2001

Cross Country, Inc.
6551 Park of Commerce Blvd, N.W.
Suite 200
Boca Raton, FL 33487

Ladies and Gentlemen:

         We have acted as counsel to Cross Country, Inc., a Delaware corporation (the "Company"), in connection with the proposed initial public offering by the Company of up to 8,984,375 shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), to be sold pursuant to the terms of the purchase agreement (the "Purchase Agreement") to be entered into by the Company and each of the Underwriters (as defined therein) for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney, Banc of America Securities, Sun Trust Robinson-Humphrey and CIBC World Markets are acting as Representatives.

         In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of our opinion, including: (a) the Amended and Restated Certificate of Incorporation of the Company; (b) the Amended and Restated By-laws of the Company; and (c) certain resolutions adopted by the Board of Directors and stockholders of the Company.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement on Form S-1 (File No. 333-64914) (the "Registration Statement") filed by the Company with Securities and Exchange Commission (the "Commission") becomes effective under the Act; (ii) the Purchase Agreement is duly executed and delivered by the parties thereto; and (iii) the shares of Common Stock are delivered to and paid for by the Underwriters as contemplated by the Purchase Agreement, the issuance and sale of the Common Stock will be duly authorized, and the Common Stock will be legally and validly issued, fully paid and nonassessable.


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Cross Country, Inc.
August 23, 2001
Page 2


         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to us under the caption "Legal Matters" in the Registration Statement.

                                       Very truly yours,

                                       /s/ Proskauer Rose LLP
                                       Proskauer Rose LLP